                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
[_]  Definitive Proxy Statement              RULE 14a-6(e)(2))

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                        Quickturn Design Systems, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                                                   EXHIBIT 99.57

FOR IMMEDIATE RELEASE


                     CADENCE AND QUICKTURN AGREE TO MERGE
              Stock-for-Stock Transaction Valued at $253 Million;
               Value of $14 per share to Quickturn Shareholders

     SAN JOSE, Calif. -- December 9, 1998 -- Cadence Design Systems, Inc. (NYSE:CDN) and Quickturn Design Systems, Inc. (NASDAQ:QKTN) today announced that the boards of directors of both companies unanimously approved a definitive merger agreement under which Cadence will acquire Quickturn in a tax-free, stock-for-stock transaction with an aggregate purchase price of $253 million. Upon closing of the merger, each shareholder of Quickturn will receive Cadence common stock with a value of $14 per share.

     Quickturn is a leading provider of emulation systems and time-to-market engineering (TtME(TM)) services for the verification of complex integrated circuits (ICs) and electronic systems. Cadence is a world leader in electronic design software and services.

     Jack Harding, President and CEO of Cadence, said: "We are presenting Quickturn's shareholders with an extraordinary opportunity to participate in the increased growth and earnings potential that this very compelling business combination will deliver.

     "As the complexity of chip design increases, the complexity of verification increases exponentially. By integrating Quickturn's hardware-based emulation approach with our software design and simulation systems, we will dramatically improve our ability to meet customer demand for faster development of high-speed systems on a chip. We believe this merger will be seen as an important milestone in the development of next generation verification solutions," Harding said.

     "The combination of Cadence and Quickturn meets our objectives for growing our business through acquisitions of complementary businesses that have management depth and engineering talent," Harding added.

     Keith R. Lobo, President and CEO of Quickturn, said: "A merger with Cadence is a superior outcome for our shareholders, our employees, and our customers, and allows Quickturn to continue to pursue its business strategy. Cadence has a proven business

                                   -- more --
strategy, a strong balance sheet and an excellent track record in acquiring and integrating companies. We believe our shareholders will recognize the value of this combination, which yields both short-term benefits and tremendous potential upside in the long term. We look forward to leveraging Cadence's strong international sales channels to make our technology available to a larger customer base."

TERMS OF THE MERGER AGREEMENT

     Cadence said the merger would be accounted for as a pooling of interests and that it expects the transaction to be accretive to earnings in 1999. As a result of the merger, Quickturn will become a wholly-owned subsidiary of Cadence.

     Quickturn has issued Cadence an option to purchase 19.9% of the outstanding common stock of Quickturn for $14 a share, which will become exercisable under certain conditions.

     The merger is subject to certain conditions, including compliance with applicable regulatory requirements, and approval by Quickturn's shareholders. It is expected to close in the first quarter of 1999.

     Goldman, Sachs & Co. acted as financial advisor to Cadence. Hambrecht & Quist LLC acted as financial advisor to Quickturn.

ABOUT CADENCE

     Cadence Design Systems, Inc. provides comprehensive services and software for the product development requirements of the world's leading electronics companies. Cadence is the largest supplier of software products, consulting services, and design services used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronic-based products. With more than 4,000 employees and 1997 annual sales of $916 million, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif. and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services may be obtained from the World Wide Web at http://www.cadence.com.
                                                        ----------------------

                                   -- more --

ABOUT QUICKTURN

     Quickturn Design Systems, Inc. is a leading provider of verification hardware and time-to-market engineering (TtMETM) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered in San Jose, Calif. For more information, visit the Quickturn Web site at http://www.quickturn.com or
                                                  ------------------------
send e-mail to info@quickturn.com.

     This release contains forward-looking statements based on current expectations or beliefs as well as a number of assumptions about future events, and that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Cadence and Quickturn. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition, the transaction being accretive to earnings in 1999, and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Quickturn's business will not be successfully integrated with Cadence's business; costs associated with the merger; the inability to obtain the approval of Quickturn's shareholders; matters arising in connection with the parties' efforts to comply with applicable regulatory requirements relating to the transaction; and increased competition and technological changes in the industry in which Cadence and Quickturn compete. For a detailed discussion of these and other cautionary statements, please refer to Cadence's and Quickturn's filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 1998 and their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998.
                                   -- end --

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other brands or product names are the property of their respective holders.

FOR CADENCE DESIGN SYSTEMS, INC.
Media Contact                   Investor Contact
-------------                   ----------------
Laurie Stanley                  Ray Bingham
Cadence Design Systems, Inc.    Cadence Design Systems, Inc.
(408) 428-5019                  (408) 944-7503

or

Robert Mead
Gavin Anderson & Co.
(212) 373-0226

FOR QUICKTURN DESIGN SYSTEMS, INC.
Ray Ostby
Quickturn Design Systems, Inc.
(408) 914-6000

or

Pauline Yoshihashi              Matt Sherman
Abernathy MacGregor Frank       Abernathy MacGregor Frank
(213) 630-6550                  (212) 371-5999